As filed with the Securities and Exchange Commission on May 28, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Registration Statement Under
The Securities Act of 1933

Physicians Formula Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

20-0340099
(I.R.S. Employer Identification No.)

1055 West 8th Street
Azusa, California 91702
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeff M. Berry
Chief Financial Officer
Physicians Formula Holdings, Inc.
1055 West 8th Street
Azusa, California 91702
(626) 334-3395
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:
Solomon Hunter, Esq.
Robert Friedel, Esq.
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2779
(215) 981-4000

As soon as practicable after this Registration Statement becomes effective
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share (1)	650,000	$3.15	$2,047,500	$146

(1)
Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of common stock.

(2)	Consists of 650,000 shares of common stock issuable upon the exercise of warrants.

(3)
Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the Registrant’s common stock reported on May 25, 2010, as reported on the Nasdaq Select Global Market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 28, 2010

PRELIMINARY PROSPECTUS

PHYSICIANS FORMULA HOLDINGS, INC.

650,000 Shares
Common Stock

This prospectus relates to the resale from time to time of up to 650,000 shares of our common stock, par value $0.01 per share, by the selling stockholder identified in this prospectus issuable upon the exercise of warrants issued by the Company in a private placement that closed in two stages on November 6, 2009 and on April 30, 2010. For more information about the private placement, see “Selling Stockholder” on page 3 of this Prospectus.

We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the sale of shares by the selling stockholder.  For a description of the plan of distribution of the resale shares, see page 5 of this prospectus.

Our common stock is currently traded on the Nasdaq Global Select Market under the symbol “FACE.” On May 25, 2010, the last reported sales price for our common stock was $3.20 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.  YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” INCLUDED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND ANY SUBSEQUENTLY FILED PERIODIC REPORTS THAT ARE INCORPORATED BY REFERENCE HEREIN BEFORE YOU DECIDE TO INVEST.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is           .

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not, and the selling stockholder has not, authorized anyone to provide you with different information.  No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only and that any information we have incorporated by reference is accurate as of the date of the document incorporated by reference only, regardless of the time of delivery of this prospectus or any sale of our common stock.  Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

Physicians Formula Holdings, Inc.

Because this is a summary, it may not contain all information that may be important to you. You should read this entire prospectus, including the information incorporated by reference, before you decide whether to buy our common stock.  You should pay special attention to the risks of investing in our common stock as discussed under “Risk Factors.”

The Physicians Formula brand was created in 1937 and we were formed in 2003 as a Delaware corporation. We are one of the ten largest cosmetics companies in the U.S. mass market channel by retail sales based on ACNielsen data for the 52 weeks ended March 20, 2010. We specialize in developing and marketing innovative, premium-priced products for the mass market channel. Our products focus on addressing skin imperfections through a problem-solution approach, rather than focusing on changing fashion trends. Our products address specific, everyday cosmetics needs and include face powders, bronzers, concealers, blushes, foundations, eye shadows, eye liners, brow makeup and mascaras.

We sell our products in the mass market channel to retailers such as Wal-Mart, CVS, Target and Rite Aid. Our products provide above-average profitability for retailers due to their higher price points and sales per linear foot. As of March 31, 2010, our products are currently being sold in approximately 23,700 of the 45,000 stores in which we estimate our “masstige” competitors’ products are also sold. We seek to be first-to-market with new products within this channel, and are able to take new products from concept development to shipment in less than 12 months. New products are a very important part of our business and have contributed, on average, approximately 40.8% of our gross sales from 2007 to 2009.

We position ourselves as a mass market prestige, or “masstige” brand, within the U.S. mass market channel of the cosmetics industry. Our primary product categories are face and eye makeup. Based on ACNielsen data, our share of the “masstige” market at food, drug and mass volume retailers other than Wal-Mart (which does not supply data to ACNielsen) was 7.2% for the 52 weeks ended March 20, 2010.

Our goal is to continue to profitably expand our presence in the mass market channel in the U.S. and abroad. We intend to grow by introducing new and innovative products, expanding our U.S. distribution, entering new categories, expanding into new channels and geographic markets and by improving our operating margin.

The Offering

We are registering 650,000 shares of common stock.  The selling stockholder may from time to time sell the shares pursuant to this prospectus.

On April 30, 2010, we completed a private placement with the selling stockholder pursuant to which we issued warrants to the selling stockholder to purchase 650,000 shares of common stock. We issued the warrants in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.  For more information about the private placement, see “Selling Stockholder” on page 3 of this Prospectus.

RISK FACTORS

An investment in our common stock involves risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the risk factors set forth in our most recent Annual Report on Form 10-K and any subsequently filed periodic reports which are incorporated by reference into the accompanying prospectus before deciding whether an investment in our common stock is suitable for you.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and on management's beliefs and assumptions. In addition, other written or oral statements, which constitute forward-looking statements, may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations of management and are not guarantees of future performance, and involve certain risks, uncertainties and assumptions, which are difficult to predict. These risks and uncertainties include, without limitation, the high volatility of the price of our common stock, our dependence on a limited number of retailer customers and a limited number of third-party suppliers, the general economic conditions in the markets in which we operate including the downturn in the U.S. economy, the high level of competition in our industry, our dependence on key employees and our ability to continue to attract and retain qualified personnel, and other factors described in our filings with the Securities and Exchange Commission, including the “Risk Factors” section as set forth in our most recent Annual Report on Form 10-K and any subsequently filed periodic reports, including our Quarterly Reports on Form 10-Q. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition by the selling stockholder of the shares of our common stock covered hereby, or interests therein.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of these shares.  We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees, listing fees of the Nasdaq and fees and expenses of our counsel and our accountants.

The shares of common stock covered by this prospectus are issuable upon exercise of warrants to purchase common stock. Upon any cash exercise of the warrants, the selling stockholder will pay us the exercise price of the warrants. Under certain circumstances, the holder of our warrants may exercise its warrants on a cashless basis. The exercise price of the warrants is $0.25 per share. We will use any cash we receive upon the exercise of the warrants for working capital.

SELLING STOCKHOLDER

On April 30, 2010, we completed a private placement with the selling stockholder pursuant to which the selling stockholder was issued warrants to purchase 650,000 shares of common stock as set forth below in more detail. The issuance of the warrants in the private placement was approved by our stockholders at a special meeting of stockholders held on April 28, 2010. For a detailed discussion of the background of the private placement, please refer to our proxy statement for the special meeting of stockholders filed with the SEC on March 26, 2010.

In connection with the registration rights we granted to the selling stockholder, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of common stock offered by this prospectus from time to time on the Nasdaq Global Select Market, in privately negotiated transactions or otherwise. We have also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling stockholder.

Beneficial ownership is determined in accordance with the rules of the SEC, and is based upon information provided by the selling stockholder, Forms 4, Schedules 13D and 13G and other public documents filed with the SEC. The number representing the number of shares of common stock beneficially owned by the selling stockholder prior to the offering includes (i) 2,516,943 shares of common stock held by the selling stockholder as of April 30, 2010, prior to the private placement, plus (ii) 650,000 shares of common stock which are issuable upon exercise of the warrants purchased in the private placement. The warrants held by the selling stockholder are exercisable at any time in whole or in part and expire on April 30, 2017. The number of shares owned after the offering are based on 2,516,943 shares of our common stock held by the selling stockholder as of April 30, 2010, after giving effect to the sale of the shares issuable upon exercise of the warrants, which are being offered hereby.

Unless otherwise indicated below, to our knowledge, the stockholder named in the table below has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the stockholder named below.

On November 6, 2009, pursuant to a Senior Subordinated Note Purchase and Security Agreement between Physicians Formula, Inc. ("Physicians"), the guarantors named therein and Mill Road Capital, L.P. ("Mill Road") (as subsequently amended, the “Note Agreement”), Physicians issued a new Senior Subordinated Note (the “Senior Subordinated Note”) to Mill Road in an aggregate principal amount equal to $8.0 million, which matures on November 6, 2014.  The Senior Subordinated Note is subordinate in right of payment to the prior payment of all obligations under the Company’s $25 million senior credit agreement with Wells Fargo Bank, N.A., which matures on November 6, 2012.

In connection with the issuance of the Senior Subordinated Note, the Company agreed that, for so long as the Senior Subordinated Note is outstanding, Mill Road will have the right to nominate one individual to stand for election to the Company’s board of directors, and the Company agreed to recommend that stockholders vote in favor of the election of Mill  Road’s nominee at each annual meeting of stockholders. In addition, selling stockholder agreed that, until September 30, 2012, it would not acquire more than 35% of the Company’s common stock or seek to elect any directors to the board (other than the one director it is entitled to nominate while the Senior Subordinated Note is outstanding), in each case, without obtaining the prior written consent of the board. These restrictions will be released if the Company receives a bid for the acquisition of the Company (other than from Mill Road or its affiliates).

On April 29, 2010, the board of directors of the Company, acting on the recommendation of its Nominating and Corporate Governance Committee, elected Mr. Thomas Lynch to the Board. Mr. Lynch was also appointed to serve as a member of the Compensation and Nominating and Corporate Governance Committee of the Board. Mr. Lynch's term as a director will expire at the annual shareholder's meeting scheduled to be held on June 3, 2010, at which time Mr. Lynch will stand for election to the board of directors.

The selling stockholder may sell some, all or none of the shares of common stock offered by this prospectus. We do not know how long the selling stockholder will hold its warrants before purchasing common stock and selling the common stock. We currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of common stock being offered hereunder other than the Note Agreement, as amended. The shares offered by this prospectus may be offered from time to time by the selling stockholder only after the warrants are exercised. Accordingly, for purposes of the below table, we have assumed that, after completion of the offering, the only shares that will continue to be held by the selling stockholder are those that were owned immediately prior to the private placement. The selling stockholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act some or all of its shares of common stock since the date on which the information in the table below is presented.  Information about the selling stockholder may change over time.

The following table sets forth, to our knowledge, information about the selling stockholder as of May 24, 2010:

	Beneficial Ownership Prior to Offering					Beneficial Ownership After Offering
Name and Address of Beneficial Owner	Outstanding	Right to Acquire	Total	Percent	Shares Offered Under this Prospectus	Outstanding	Right to Acquire	Total	Percent
Mill Road Capital L.P. (1)	2,516,943	650,000	3,166,943	22.2%	650,000	2,516,943	-	2,516,943	18.5%
___________________________________
(1)
Based on information provided by the selling stockholder, each of Mill Road Capital, L.P. and Mill Road Capital GP LLC have sole voting and dispositive power over 3,166,943 shares of our common stock, and each of Thomas E. Lynch and Scott P. Scharfman have shared voting and dispositive authority over 3,166,943 shares of our common stock. The share numbers above do not include options to purchase 25,000 shares of our common stock issued to Mr. Thomas E. Lynch as a director compensation on April 29, 2010.

PLAN OF DISTRIBUTION

The selling stockholder, which as used herein includes any donee, pledgee, transferee or other successor-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange or over-the-counter distribution in accordance with the rules of the applicable exchange or other market;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale; and

- any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Any selling stockholder who is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of any selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective the earlier of: (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) six months after the expiration of the warrants.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Pepper Hamilton LLP.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K and the effectiveness of Physicians Formula Holdings, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC.  We are a public company and file proxy statements and annual, quarterly and special reports and other information with the SEC.  You can inspect and copy the registration statement as well as the reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You can call the SEC at 1-800-732-0330 for further information about the public reference room.  We are also required to file electronic versions of these documents with the SEC, which may be accessed from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus.  Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement on Form S-3 and prior to effectiveness of this registration statement, and, until all the shares of common stock that are part of this offering are sold.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 15, 2010;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 7, 2010;

•	Our Current Reports on Form 8-K filed with the SEC on February 4, 2010; February 23, 2010 (2 reports); May 3, 2010; and May 6, 2010; and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 8, 2006 (Registration No. 001-33142),  including any amendments or reports filed thereafter for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our common stock.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge on the SEC’s website.  We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus.

In addition, we will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents.  You should direct any requests for documents to Physicians Formula Holdings, Inc., 1055 West 8th Street Azusa, California 91702, Attention: Chief Financial Officer (626) 334-3395.

You should rely only on the information contained in this prospectus, including information incorporated by reference herein.  We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement.  This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

Part II

Information Not Required In Prospectus

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered.  All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$146
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Miscellaneous fees and expenses	4,854
Total	$65,000

Item 15.  Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Our Amended and Restated Certificate of Incorporation provides that we shall indemnify any and all persons whom it shall have the power to indemnify under Section 145 to the fullest extent permitted by the Delaware General Corporation Law.

We have a directors and officers liability policy that insures our officers and directors against certain liabilities. We have also entered into an indemnification agreement with certain of our directors and executive officers providing for the indemnification described above.

Item 16.  List of Exhibits

The exhibits filed as part of this registration statement are as follows:

Exhibit	Description
5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B of the Securities Act:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Physicians Formula Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Azusa, California on May 28, 2010.

Physicians Formula Holdings, Inc.

By:     /s/ Ingrid Jackel
           Name:    Ingrid Jackel
           Title:      Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that the undersigned directors and officers of the Registrant, a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Ingrid Jackel, Jeffrey P. Rogers and Jeff M. Berry, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ INGRID JACKEL	Chief Executive Officer (principal executive officer) and Director	May 28, 2010
Ingrid Jackel

/s/ JEFFREY P. ROGERS	President and Director	May 28, 2010
Jeffrey P. Rogers

/s/ JEFF M. BERRY	Chief Financial Officer (principal financial and accounting officer) and Secretary	May 28, 2010
Jeff M. Berry

/s/ ZVI EIREF	Director	May 28, 2010
Zvi Eiref

/s/ PADRAIC L. SPENCE	Director	May 28, 2010
Padraic L. Spence

/s/ CHARLES J. HINKATY	Director	May 28, 2010
Charles J. Hinkaty

/s/ THOMAS E. LYNCH	Director	May 28, 2010
Thomas E. Lynch

Exhibit Index

Exhibit	Description
5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)